Exhibit 99.1

Contact:	Investor Relations
W. Douglass Harris
William Lyon Homes
(949) 833-3600

WILLIAM LYON HOMES REPORTS FIRST QUARTER 2007 RESULTS

Financial Highlights

2007 First Quarter

•	Net new home orders of 669, up 3%

•	New home deliveries of 421, down 28%

•	Consolidated operating revenue of $206.0 million, down 33%

•	Homebuilding gross margins of $34.7 million, down 56%

•	Homebuilding gross margin percentage of 18.0%, down 740 basis points

•	Impairment loss on real estate assets of $3.6 million

•	Pre-tax income of $5.8 million, down 87%

•	Provision for income taxes of $32.4 million, including $31.9 million due to election to be taxed as an “S” corporation for income tax purposes effective January 1, 2007

•	Net loss of $26.6 million

NEWPORT BEACH, CA—May 10, 2007—William Lyon Homes today reported pre-tax income for the three months ended March 31, 2007 of $5,804,000, down 87%, as compared to pre-tax income of $43,122,000 for the comparable period a year ago. Consolidated operating revenue decreased 33% to $206,041,000 for the three months ended March 31, 2007, as compared to $307,381,000 for the comparable period a year ago.

Operating revenue for the three months ended March 31, 2007 included $13,361,000 from the sales of land resulting in gross profit of approximately $1,568,000, with no comparable amounts in the prior year. In accordance with the Company’s long established policy, and in the ordinary course of business, the Company continually evaluates land sales as market and business conditions warrant.

The Company incurred impairment losses on real estate assets of $3,554,000 for the three months ended March 31, 2007. The impairments were primarily attributable to slower than anticipated home sales and lower than anticipated net revenue due to softening market conditions. Accordingly, the real estate assets were written-down to their estimated fair value.

Effective on January 1, 2007, the Company made an election in accordance with federal and state regulations to be taxed as an “S” corporation rather than a “C” corporation. Under this election, the Company’s taxable income flows through to and is reported on the personal tax returns of its shareholders. The shareholders are responsible for paying the appropriate taxes based on this election. The Company does not pay any federal taxes under this election and is only required to pay certain state taxes, based on a rate of approximately 1.5% of taxable income. As a result of this election, the Company’s provision for income taxes for the three months ended March 31, 2007 included a reduction of deferred tax assets of $31,887,000 due to the elimination of any future tax benefit by the Company from such assets. In addition, unused recognized built-in losses in the amount of $19,414,000 are no longer available to the Company.

The Company reported a net loss for the three months ended March 31, 2007 of ($26,584,000), as compared to net income of $26,214,000 for the comparable period a year ago.

Effective January 1, 2007, the company adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be considered “more-likely-than-not” to be sustained upon examination by taxing authorities. The Company has taken positions in certain taxing jurisdictions for which it is more likely than not that previously unrecognized tax benefits will be recognized. In accordance with the provisions of FIN 48, effective January 1, 2007, the Company recorded an income tax refund receivable of $5,654,000 and recognized the associated tax benefit as an increase in additional paid-in capital. In connection therewith, the Company recorded interest receivable of $1,122,000 and recognized the associated tax benefit as an increase in retained earnings.

The Company’s consolidated results including joint ventures were as follows: The number of homes closed for the three months ended March 31, 2007 totaled 421 homes, down 28% from 581 homes for the three months ended March 31, 2006. At March 31, 2007, the backlog of homes sold but not closed totaled 854 homes, down 37% from 1,357 homes at March 31, 2006, and up 41% from 606 homes at December 31, 2006. The dollar amount of backlog of homes sold but not closed for the three months ended March 31, 2007 totaled $428,859,000, down 41% from $721,183,000 a year ago, and up 45% from $295,505,000 at December 31, 2006. The Company’s cancellation rate for the three months ended March 31, 2007 was 25%, compared to 28% for the three months ended March 31, 2006.

Net new home orders for the three months ended March 31, 2007 were 669 homes, up 3% from 647 homes for the three months ended March 31, 2006. The average number of sales locations during the three months ended March 31, 2007 was 54, up 13% from 48 in the comparable period a year ago, as a result of the Company’s focus begun in 2005 to increase the number of sales locations in each of its markets. The Company’s number of new home orders per average sales location decreased to 12.4 for the three months ended March 31, 2007 as compared to 13.5 for the three months ended March 31, 2006.

During the first quarter of 2007, the average sales price of homes closed (including joint ventures) was $457,700, down 13% from $529,100 for the comparable period a year ago. The lower average sales price reflects a change in product mix and reduced sales prices and an increase in the use of sales incentives due to the slowing of new orders and competitive pressures.

The consolidated homebuilding gross margin percentage decreased to 18.0% for the three months ended March 31, 2007 from 25.4% for the three months ended March 31, 2006. These lower gross margin percentages were primarily due to the earlier close out of projects with higher gross margins, a shift in product mix, a decrease in average net sales prices and increases in land costs which resulted in higher cost of sales when homes closed.

Selected financial and operating information for the Company, including joint ventures, is set forth in greater detail in the schedule attached to this press release.

The Company will hold a conference call on Friday, May 11, 2007 at 11:00 a.m. Pacific Time to discuss the first quarter 2007 earnings results. The dial-in number is (800) 706-7745 (enter passcode number 15889284). Participants may call in beginning at 10:45 a.m. Pacific Time. In addition, the call will be broadcast from William Lyon Homes’ website at www.lyonhomes.com in the “Investor Relations” section of the site. The call will be recorded and replayed beginning on May 11, 2007 at 1:00 p.m. Pacific Time through midnight on June 1, 2007. The dial-in number for the replay is (888) 286-8010 (enter passcode number 98560584). Replays of the call will also be available on the Company’s website approximately two hours after broadcast.

William Lyon Homes is primarily engaged in the design, construction and sales of new single-family detached and attached homes in California, Arizona and Nevada. The Company’s corporate headquarters are located in Newport Beach, California. For more information about the Company and its new home developments, please visit the Company’s web-site at www.lyonhomes.com.

*    *     *     *    *    *

Certain statements contained in this release that are not historical information contain forward-looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions regarding future events which may not prove to be accurate. Factors that may impact such forward-looking statements include, among others, changes in general economic conditions and in the markets in which the Company competes, the outbreak, continuation or escalation of war or other hostilities, including terrorism, involving the United States, changes in mortgage and other interest rates, changes in prices of homebuilding materials, weather, the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements, the availability of labor and homebuilding materials, changes in governmental laws and regulations, the timing of receipt of regulatory approvals and the opening of projects, and the availability and cost of land for future development, as well as the other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Three Months Ended March 31,
	2007			2006
	Wholly-owned	Joint Ventures	Consolidated Total	Wholly-owned	Joint Ventures	Consolidated Total
Selected Financial Information (dollars in thousands)
Homes closed	383	38	421	516	65	581

Home sales revenue	$174,021	$18,659	$192,680	$271,220	$36,161	$307,381
Cost of sales	(144,891)	(13,117)	(158,008)	(206,129)	(23,314)	(229,443)

Gross margin	$29,130	$5,542	$34,672	$65,091	$12,847	$77,938

Gross margin percentage	16.7%	29.7%	18.0%	24.0%	35.5%	25.4%

Number of homes closed
California	202	38	240	263	65	328
Arizona	138	—	138	99	—	99
Nevada	43	—	43	154	—	154

Total	383	38	421	516	65	581

Average sales price
California	$587,700	$491,000	$572,400	$640,800	$556,300	$624,100
Arizona	293,800	—	293,800	417,900	—	417,900
Nevada	343,400	—	343,400	398,100	—	398,100

Total	$454,400	$491,000	$457,700	$525,600	$556,300	$529,100

Number of net new home orders
California	381	90	471	296	96	392
Arizona	112	—	112	116	—	116
Nevada	86	—	86	139	—	139

Total	579	90	669	551	96	647

Average number of sales locations during period
California	31	7	38	24	7	31
Arizona	6	—	6	6	—	6
Nevada	10	—	10	11	—	11

Total	47	7	54	41	7	48

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION (Continued)

(unaudited)

	As of March 31,
	2007			2006
	Wholly-owned	Joint Ventures	Consolidated Total	Wholly-owned	Joint Ventures	Consolidated Total
Backlog of homes sold but not closed at end of period
California	482	104	586	641	154	795
Arizona	165	—	165	413	—	413
Nevada	103	—	103	149	—	149

Total	750	104	854	1,203	154	1,357

Dollar amount of homes sold but not closed at end of period (in thousands)
California	$302,772	$47,392	$350,164	$459,291	$77,222	$536,513
Arizona	41,973	—	41,973	133,658	—	133,658
Nevada	36,722	—	36,722	51,012	—	51,012

Total	$381,467	$47,392	$428,859	$643,961	$77,222	$721,183

Lots controlled at end of period Owned lots
California	4,725	1,096	5,821	4,237	1,225	5,462
Arizona	4,117	2,568	6,685	2,721	1,738	4,459
Nevada	1,256	—	1,256	1,460	—	1,460

Total	10,098	3,664	13,762	8,418	2,963	11,381

Optioned lots (1)
California			1,612			4,101
Arizona			3,107			6,012
Nevada			1,013			2,137

Total			5,732			12,250

Total lots controlled
California			7,433			9,563
Arizona			9,792			10,471
Nevada			2,269			3,597

Total			19,494			23,631

(1)	Optioned lots may be purchased by the Company as wholly-owned projects or may be purchased by newly formed joint ventures.

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2007	2006
Operating revenue
Home sales	$192,680	$307,381
Lots, land and other sales	13,361	—

	206,041	307,381

Operating costs
Cost of sales - homes	(158,008)	(229,443)
Cost of sales - lots, land and other	(11,793)	(430)
Impairment loss on real estate assets	(3,554)	—
Sales and marketing	(13,473)	(13,124)
General and administrative	(11,514)	(18,589)
Other	(111)	(826)

	(198,453)	(262,412)

Equity in (loss) income of unconsolidated joint ventures	(642)	3,638

Minority equity in income of consolidated entities	(2,283)	(5,226)

Operating income	4,663	43,381
Financial advisory expenses	—	(1,500)
Other income, net	1,141	1,241

Income before provision for income taxes	5,804	43,122

Provision for income taxes
Provision for income taxes	(501)	(16,908)
Reduction of deferred tax assets as a result of election to be taxed as an “S” corporation for income tax purposes effective January 1, 2007	(31,887)	—

	(32,388)	(16,908)

Net (loss) income	$(26,584)	$26,214

WILLIAM LYON HOMES

CONSOLIDATED BALANCE SHEETS

(in thousands except number of shares and par value per share)

	March 31, 2007	December 31, 2006
	(unaudited)
ASSETS
Cash and cash equivalents	$31,409	$38,732
Receivables	50,017	119,491
Real estate inventories
Owned	1,490,781	1,431,753
Not owned	186,880	200,667
Investments in and advances to unconsolidated joint ventures	4,928	3,560
Property and equipment, less accumulated depreciation of $11,537 and $12,465 at March 31, 2007 and December 31, 2006, respectively	16,777	16,828
Deferred loan costs	10,841	11,258
Goodwill	5,896	5,896
Other assets	19,707	50,410

	$1,817,236	$1,878,595

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$43,875	$48,592
Accrued expenses	67,588	111,871
Liabilities from inventories not owned	131,564	131,564
Notes payable	320,315	304,096
7 5/8% Senior Notes due December 15, 2012	150,000	150,000
10 3/4% Senior Notes due April 1, 2013	247,298	247,218
7 1/2% Senior Notes due February 15, 2014	150,000	150,000

	1,110,640	1,143,341

Minority interest in consolidated entities	101,009	109,859

Stockholders’ equity
Common stock, par value $.01 per share; 3,000 shares authorized; 1,000 shares outstanding at March 31, 2007 and December 31, 2006, respectively	—	—
Additional paid-in capital	48,867	43,213
Retained earnings	556,720	582,182

	605,587	625,395

	$1,817,236	$1,878,595

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

SELECTED FINANCIAL DATA (dollars in thousands except per share data):

	Three Months Ended March 31,		Last Twelve Months Ended March 31,
	2007	2006	2007	2006
Net (loss) income	$(26,584)	$26,214	$21,980	$196,352
Net cash (used in) provided by operating activities	$(9,819)	$(77,753)	$45,744	$46,051
Interest incurred	$17,529	$18,671	$79,031	$76,677
Adjusted EBITDA (1)	$19,023	$52,799	$186,070	$385,764
Ratio of adjusted EBITDA to interest incurred			2.35x	5.03x

Balance Sheet Data

	March 31,
	2006	2007
Stockholders’ equity	$605,587	$570,210
Total debt	867,613	746,948

Total book capitalization	$1,473,200	$1,317,158

Ratio of debt to total book capitalization	58.9%	56.7%
Ratio of debt to total book capitalization (net of cash)	58.0%	55.9%

Ratio of debt to LTM adjusted EBITDA	4.66x	1.94x
Ratio of debt to LTM adjusted EBITDA (net of cash)	4.49x	1.87x

(1)

Adjusted EBITDA means consolidated net income plus (i) provision for income taxes, (ii) interest expense, (iii) amortization of capitalized interest included in cost of sales, (iv) non-cash impairment charge, (v) depreciation and amortization and (vi) cash distributions of income from unconsolidated joint ventures less equity in income of unconsolidated joint ventures. Other companies may calculate Adjusted EBITDA differently. Adjusted EBITDA is not a financial measure prepared in accordance with U.S. generally accepted accounting principles. Adjusted EBITDA is presented herein because it is a component of certain covenants in the Indentures governing the Company’s 7 5/8% Senior Notes, 10 3/4% Senior Notes and 7 1/2% Senior Notes (“Indentures”). In addition, management believes the presentation of Adjusted EBITDA provides useful information to the Company’s investors regarding the Company’s financial condition and results of operations because Adjusted EBITDA is a widely utilized financial indicator of a company’s ability to service and/or incur debt. The calculations of Adjusted EBITDA below are presented in accordance with the requirements of the Indentures. Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net (loss) income to Adjusted EBITDA is provided as follows:

	Three Months Ended March 31,		Last Twelve Months Ended March 31,
	2007	2006	2007	2006
Net (loss) income	$(26,584)	$26,214	$21,980	$196,352
Provision for income taxes	32,388	16,908	64,411	127,677
Interest expense:
Interest incurred	17,529	18,671	79,031	76,677
Interest capitalized	(17,529)	(18,671)	(79,031)	(76,677)
Amortization of capitalized interest in cost of sales	8,392	10,135	52,613	58,028
Non-cash impairment charge	3,554	—	43,449	4,600
Depreciation and amortization	631	581	2,579	2,150
Cash distributions of income from unconsolidated joint ventures	—	2,599	—	5,307
Equity in (income) loss of unconsolidated joint ventures	642	(3,638)	1,038	(8,350)

Adjusted EBITDA	$19,023	$52,799	$186,070	$385,764

A reconciliation of net cash (used in) provided by operating activities to Adjusted EBITDA is provided as follows:

	Three Months Ended March 31,		Last Twelve Months Ended March 31,
	2007	2006	2007	2006
Net cash (used in) provided by operating activities	$(9,819)	$(77,753)	$45,744	$46,051
Interest expense:
Interest incurred	17,529	18,671	79,031	76,677
Interest capitalized	(17,529)	(18,671)	(79,031)	(76,677)
Amortization of capitalized interest in costs of sales	8,392	10,135	52,613	58,028
State income tax refund from pre-quasi built-in losses	—	(10)	—	(1,855)
Federal income tax refund from pre-quasi built-in losses	—	—	(1,820)	—
Minority equity in income of consolidated entities	(2,283)	(5,226)	(13,971)	(36,537)
Net changes in operating assets and liabilities:
Receivables	(76,250)	(110,389)	10,149	7,188
Real estate inventories - owned	62,502	139,225	71,067	208,208
Real estate inventories - not owned	(13,787)	—	(81,580)	—
Deferred loan costs	(417)	(241)	(1,241)	(1,562)
Other assets	1,184	8,696	12,567	13,041
Accounts payable	4,717	11,259	12,192	(7,291)
Accrued expenses	44,784	77,103	80,350	100,493

Adjusted EBITDA	$19,023	$52,799	$186,070	$385,764